EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Cantel Medical Corp. Registration Statement Form S-3 No. 333-129053 and related Prospectus and Registration Statements (Form S-8 Nos. 333-123037, 333-113277, 333-04495, 333-20819, 333-57232 and 333-140388) of our report dated October 10, 2007, with respect to the effectiveness of internal control over financial reporting of Cantel Medical Corp., included in this Form 10-K/A.

/s/ Ernst & Young LLP

MetroPark, New Jersey

February 26, 2008